UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2024

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1144 Fifteenth Street, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 744-1911

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, David M. Wisniewski, Chief Accounting Officer and the principal accounting officer of Gates Industrial Corporation plc (the “Company”), notified the Company of his intention to resign effective on or about April 19, 2024 (the “Resignation Date”) to pursue other opportunities. The Company thanks Mr. Wisniewski for his dedicated service and wishes him well in his future endeavors. Until a permanent successor is appointed, L. Brooks Mallard, the Company’s Executive Vice President, Chief Financial Officer, will assume the responsibilities of the Company’s principal accounting officer, effective as of the Resignation Date, in addition to his current role. Mr. Mallard’s compensation will not change in connection with his increased responsibilities. Mr. Mallard’s biography and other information required by Item 5.02(c) of Form 8-K are included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2023, and such information is incorporated herein by reference. Mr. Wisniewski’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC (Registrant)

By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer

Date: March 28, 2024